                                                                      Exhibit 21

COMPUTER NETWORK TECHNOLOGY CORPORATION
SUBSIDIARIES OF THE REGISTRANT

Articulent Inc.
  - Incorporated under the laws of the State of Delaware

Articulent LLC

  - Organized under the laws of the State of Minnesota

CNT International Ltd.
  - Incorporated under the English Companies Act
  - d/b/a CNT International Ltd. and CNTI

CNT France S.A.
  - Incorporated under French law
  - d/b/a CNT France S.A. and CNTF

Computer Network Technology GmbH
  - Incorporated under German law

CNTFS Corporation

  - Incorporated under Virgin Islands law

CNT Deutschland GmbH
  - Incorporated under German law

Computer Network Technology (Asia Pacific) Pty. Ltd.
  - Incorporated under Australian law
  - d/b/a CNT A/P

CNT China Limited
  - Incorporated under Hong Kong law

CNT Japan K.K.
  - Incorporated under Japanese law

CNT Acquisition I Corporation (formerly known as RealLegacy.com, Inc. and also formerly known as Propelis Software, Inc.)

  - Incorporated under Minnesota law

Computer Network Technology do Brasil Ltda.
  - Incorporated under Brazilian law